August 26, 2011

VIA EDGAR
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:	Jackson National Life Insurance Company of New York JNLNY Separate Account I (“Registrant”)
File Nos. 333-37175 and 811-08401

Dear Commissioners:

This filing is Post-Effective Amendment No. 213 under the Investment Company Act of 1940 and Post-Effective Amendment No. 31 under the Securities Act of 1933, and is being made under paragraph (b) of rule 485.  We propose that it becomes effective on August 29, 2011, as indicated on the facing sheet of the amendment.

Please call me at (517) 367-3872 if you have any questions.

Yours truly,

/s/ FRANK JULIAN

Frank Julian
Associate General Counsel